Exhibit 10.9

Working Capital Loan Contract

No.: [*]

Party A (Borrower): Xinjiang United Family Trading Co., Ltd.

Residence: No.26 Wenhua Road, Tianshan District, Urumqi

Postal Code: 830000 Tel.: [*] Basic Account Opening Bank: Urumqi Renmin Road Sub-branch of China Construction Bank	Legal Representative: Baolin Wang Fax: None Account No.: [*]

Party B (Lender): Urumqi Youhao Road Sub-Branch of Huaxia Bank Co., Ltd.

Residence: No.654 Youhao North Road Shayibake District Urumqi

Postal Code: 830000

Legal Representative/Principal: Li Meng

Tel.: [*]	Fax: None

In accordance with the relevant laws and regulations of the People’s Republic of China, and on the basis of abiding by the principle of fairness, this contract is concluded through consultation between the two parties.

Article I Type of Loan

1.1 The loan under this contract is working capital loan.

Article II Loan Amount and Currency

2.1 Loan currency under this contract is RMB.

2.2 The loan amount under this contract is (in words) Fifteen Million Yuan Only.

Article III Purpose of Loan

3.1 Loans under this contract shall only be used for the purposes stated in the Application for Withdrawal Loans from Working Capital Loan (hereinafter referred to as the “Application for Withdrawal”, see attachment for the format) approved by Party B, without the written consent of Party B, Party A shall not change the purpose of the loan.

Article IV Period of Loan

4.1 The term of the loan under this contract is one year, from May 7, 2020 to May 7, 2021.

4.2 Party A chooses the following method to withdraw the loan hereunder:

☑ Make one-time withdrawal on May 7, 2020. Party A shall issue a request for withdrawal to Party B at least one working day before the agreed withdrawal date, and the withdrawal can be made only after Party B’s approval.

☒ Withdrawal during the withdrawal period stated below:

The withdrawal period shall be from the date of signing this contract to                                 , all withdrawals shall be made within the withdrawal period. Party A shall issue an application for withdrawal to Party B at least three working days before the planned withdrawal date, and the withdrawal can be made only after Party B’s approval.

Before each planned withdrawal by Party A, all the withdrawal conditions stipulated in Article 6 of this contract shall be satisfied, otherwise Party B shall not be obliged to provide any loans to Party A.

4.3 Party A chooses the following method to repay the loan principal hereunder:

☑ Make one-time repayment of the principal on May 7, 2021.

☒ Repay the principal in installments according to the following order, time and amount.

On ___day ___ month ___year, Amount (in words) none;

On ___day ___month ___ year, Amount (in words) none;

On ___day ___month ___year, Amount (in words) none;

On ___day ___month ___year, Amount (in words) none;

On ___day ___ month ___ year, Amount (in words) none;

None

☒ Repayment shall be made on the due date specified in the withdrawal application approved by Party B.

4.4 If the loan withdrawal date and maturity date recorded in the loan certificate under this contract are inconsistent with the above agreed withdrawal application, the time recorded in the loan certificate under this contract shall prevail. The Application for Withdrawal, the loan certificate and other documents affirmed by both parties as appendixes to this contract form an integral part of this contract and have the same legal effect as this contract.

Article V Interest Rate of Loan

5.1 The loan interest rate under this contract shall be determined in the following way:

5.1.1 The loan interest rate is set as a (☑fixed/☒floating) interest rate.

5.1.2 Fixed interest rate, the interest rate remains unchanged during the life of the contract. The source of the fixed interest rate is the one-year Loan Prime Rate (LPR) (☑plus/☒minus) 113 prime points (one prime point is 0.01%) published by the national interbank lending center one working day before (☑first withdrawal date / ☒ date of each withdrawal). The specific interest rate shall be in accordance with Party B’s loan certificate.

5.1.3 Floating interest rate, the interest rate for each loan is set at the base rate (☑plus/☒minus) a floating range, among them, the benchmark interest rate is the     /     (year/month) Loan Prime Rate (LPR) published by the national interbank lending center one working day before     /     the (withdrawal date for each loan /effective date of the contract), the floating range is     /     (up/down/zero)     /     % or     /     (plus/minus/zero)     /     prime points (one prime point is 0.01%).

5.1.4 If the loan interest rate is the floating interest rate, after each loan withdrawal, if the Loan Prime Rate changes, the loan interest rate shall be adjusted in the following manner:

☒ If interest is settled and the rate is adjusted monthly, the adjusted loan interest rate becomes effective on the next day of the first interest settlement date after the Loan Prime Rate readjusts;

☒ If the interest is settled and the rate is adjusted quarterly, the adjusted loan interest rate becomes effective on the next day of the first interest settlement date after the Loan Prime Rate readjusts;

☒ If the interest is settled and the rate is adjusted annually, the adjusted contract loan interest rate:

☒ becomes effective on the next day after the first interest settlement date of the following year;

☒ becomes effective on the next day after the first interest settlement date one year after the loan starts

☒ Others: No content here, adding content is invalid.

5.1.5 When adjusted according to 5.1.4 above, the adjusted loan interest rate shall be calculated according to the periodical Loan Prime Rate under 5.1.3 on the prior business day of the corresponding interest settlement date, plus or minus the base rate.

5.2 The loan under this contract is charged interest from the actual withdrawal date, the formula for calculating interest is as follows: Interest = Actual loan balance × Actual days of interest-bearing period × Annual interest rate/360 (days).

5.3 The interest rate of the loan under this contract shall be chosen in one of the following ways:

☑ Monthly interest settlement, the date of interest payment is 20th of the month, the last interest payment date is the expiration date of the contract:

☒ Quarterly interest settlement, the date of interest payment is 20th at the end of each quarter, the last interest payment date is the expiration date of the contract:

☒ Pay off the principal and interest in one lump sum, the interest shall be paid off in one lump sum on the principal due date;

☒ Others: No content here, adding content is invalid.

5.4 If the contract loan interest rate changes, the penalty interest rate under this contract will automatically change accordingly, and it will be applicable at the same time as the contract loan interest rate, segment calculation.

5.5 Party B does not need to obtain the consent of Party A for the adjustment made in accordance with the above provisions.

5.6 If the national interbank lending center cancels (or no longer publishes) the lending base rate for the loans issued under this contract, the lender has the right to directly change the borrowing interest rate pricing benchmark according to the corresponding national interest rate policy, and in accordance with the principle of fairness and integrity, according to the redetermination of borrowing interest rates. Before making the above adjustment, the lender shall notify the borrower at a reasonable time in advance, and the notice shall be made by SMS, branches announcement or any other method considered reasonable by the lender. If the borrower does not accept the change of the benchmark interest rate, it may prepay, otherwise, it shall be deemed that the borrower accepts the change and adjustment of the benchmark interest rate.

Article VI Conditions of Withdrawal

6.1 When withdrawing the money, Party A must meet the following preconditions:

6.1.1 Party A has completed the administrative licensing, approval, registration and other legal procedures related to loans under this contract in accordance with relevant laws, regulations and rules;

6.1.2 Party A has submitted relevant documents that meet Party B’s requirements;

6.1.3 Guarantee under this contract has completed the procedures agreed upon by both parties and has entered into force/Mortgage has been established/Pledge has been established;

6.1.4 Party A does not have any breach of contract;

6.1.5 Up to the time of withdrawal, the statements and guarantees made by Party A in this contract are still true, accurate and valid;

6.1.6 Up to the time of withdrawal, Party A’s operating and financial conditions are basically the same as those at the time of signing this contract, without any significant adverse changes.

6.2 After satisfying the above conditions, Party A shall go through the withdrawal formalities at Party B as stipulated in this contract and sign the loan certificate with Party B. The loan certificate is an integral part of this contract and has the same effect as this contract.

6.3 If Party A fails to meet the withdrawal conditions, the loan does not constitute a performance defect of Party B, nor does it indicate that Party B abandons the requirement of Party A to meet the above withdrawal conditions, Party A shall submit relevant information to Party B immediately upon meeting the withdrawal conditions.

6.4 Even if Party A meets the withdrawal conditions, in any case, Party B has the right to terminate or suspend all or part of the loan at any time without prior notice to Party A, qt this time, it does not constitute a default defect of Party B.

Article VII Issuance and Payment of Loan Capital

7.1 Loans under this contract shall be issued and paid in the following manner:

☒ Party A’s independent payment method.

☑ Party B’s method of entrusted payment.

☒ If the payment object has been determined and the single payment fee does not reach RMB     /    Yuan (or equivalent foreign currency), Party A shall pay the payment independently: the payment object has been determined and the single payment amount reaches or exceeds     /    RMB yuan (or foreign currency equivalent). Adopt entrusted payment by Party B. If the payment object is not determined, Party A shall make the payment independently.

7.2 Adopt payment by Party A independently, Party B shall examine and verify the Application for Withdrawal Loans from Working Capital Loan (applicable to independent payment) with Party A’s official seal, after consent, the loan fund shall be issued to Party A’s account, and then Party A shall independently pay to the counterparty who meets the agreed purpose in accordance with the agreed manner.

7.3 If adopt entrusted payment by Party B, according to the agreed purpose of the loan, Party B shall examine whether the information provided by Party A concerning the object of payment and the amount of payment listed in the application for payment is in conformity with the corresponding business contract and other supporting materials, after examination and approval, the Application for Withdrawal Loans from Working Capital Loan (applicable to entrusted payment) with Party A’s official seal and the expression of the intention of entrusted payment therein shall be followed, Party B shall issue the loan funds to Party A’s account and pay directly to Party A’s counterparty who meets the agreed purpose.

7.4 If the payment is made independently by Party A, Party A shall summarize and report the payment of loan capital to Party B every /    months, and Party B shall have the right to check whether the loan payment conforms to the agreed purpose at any time by means of account analysis, voucher verification and on-site investigation.

7.5 If the payment is made independently by Party A, if the single payment amount of Party A reaches the entrusted payment standard of Party B, Party A shall apply to Party B for changing the payment method, and the external payment shall be made only after the approval of Party B.

7.6 If Party B is entrusted to pay, Party A shall provide relevant information such as counterparty information, borrowing materials and so on according to Party B’s requirements, Party B shall not be liable for the failure of the entrusted payment due to the untruthfulness, inaccuracy, incompleteness and invalidity of the information provided by Party A.

7.7 The loan funds shall not be paid to Party A’s brokerage company in the capital market or to its counterpart who is related to Party A and does not conform to the purpose of the loan.

Article VIII After-Loan Capital Monitoring

8.1 Party A shall designate a special fund withdrawal account (account number: [*]) in Party B, or a special fund withdrawal account (account number: no content here). If the fund withdrawal account is another bank account, the statement shall be provided every no content here months.

8.2 Party B shall have the right to monitor the withdrawal account of the above-mentioned capital, Party A shall provide Party B with the entry and exit of the capital in the account in time.

8.3 Party B shall have the right to negotiate with Party A to sign another account management agreement according to Party A’s credit status and financing situation, and to clearly agree on the management of the withdrawal of capital from designated accounts.

Article IX Repayment of Loan

9.1 Party A’s source of repayment includes but is not limited to its operating income, Party A undertakes not to use the aforementioned agreement to refuse to perform its repayment obligations under this contract under any circumstances, and no matter Party A has any agreement on the source of repayment funds of Party A in any other contract as a party, this agreement cannot affect the performance of Party A’s repayment obligations under this contract.

9.2 Party A shall deposit the repayable amount (interest, principal) in full in the account opened by Party B before the termination of Party B's business hours on the repayment date (interest date, repayment date), and Party B shall have the right to draw directly from its account. In case of a statutory holiday, it shall be extended to the first working day after the end of the statutory holiday.

9.3 Party B shall have the right to directly remit the amount payable by Party A from the accounts opened by Party A in all the business institutions of Huaxia Bank Co., Ltd. When the currencies remitted for receipt are different from those under this contract, they shall be converted to the foreign exchange license price announced by Party B on the date of remittance.

9.4 Payments made by Party A (including the amount received by Party B in accordance with this contract) shall be settled in the following order: expenses, damages, liquidated damages, compound interest, overdue interest and penalty interest, interest and principal for the realization of creditor’s rights and security rights, Party B shall have the right to change the above order.

9.5 Party A shall submit a written application to Party B ten working days in advance for the advance repayment, with the written consent of Party B, and handle it in the following manner:

☑ Party B shall collect interest according to the loan interest rate and actual days of use stipulated in this contract;

☒ In addition to the interest charged on the loan interest rate and the actual number of days used in the loan as stipulated in this contract, Party B shall collect compensation at no content here % of the amount of advance payment, but it shall no more than prepayment amount × the loan interest rate agreed in this contract/360×number of days in advance.

Article X Loan Guarantee

10.1 Where the loan under this contract is a guaranteed loan, the guaranteed method shall be: ☑Guarantee ☒Mortgage ☒Pledge ☒         /       .

The guarantee contract shall be signed separately by the guarantor and Party B.

10.2 If the loan guarantee under this contract is the maximum amount guarantee, the corresponding maximum amount guarantee contract shall be:

☒ Maximum Guarantee Contract signed by guarantor no content here and Party B (No.: no content here);

☒ Maximum Guarantee Contract signed by mortgager no content here and Party B (No.: no content here);

☒ Maximum Guarantee Contract signed by pledgor no content here and Party B (No.: no content here);

☒ No content here.

Article XI Financial Agreement

During the term of this contract, Party A shall abide by the following financial indicators:

No content here and the addition clause is invalid

Article XII Party A’s Statement and Warranties

Party A hereby states and warrants to Party B as follows:

12.1 Party A is a legitimate unit registered and validly existing according to law, it shall have the right to dispose of the property it operates and manages, to conduct business related to the purpose of the loan under this contract, and to sign and perform this contract.

12.2 The signing of this contract by Party A has been legally approved by the superior competent authority or the board of directors of the company and other competent bodies, and has obtained all necessary authorization.

12.3 Party A shall sign and perform this contract without violating any provisions or agreements binding on Party A and its assets, and without violating any guarantee agreement, other agreements and any other documents, agreements and commitments binding on Party A.

12.4 Party A guarantees to provide complete documents and materials as required by Party B and to ensure that the documents and materials provided are authentic, accurate, complete, legal and effective.

12.5 All the behaviors and performances of Party A related to environmental and social risks meet the requirements of laws and regulations, and there are no major litigation cases involving environmental and social risks.

Article XIII Party A’s Rights and Obligations

13.1 Party B shall open settlement accounts in Party B or its designated institutions as required by Party B, and accept Party B’s supervision over such accounts in accordance with the relevant provisions of this contract.

13.2 Loans shall be used for the purposes stipulated in this contract, it shall not be used for investment in fixed assets, equity, etc. or for areas and purposes where production, production and operation are prohibited by the state.

13.3 Party A shall not embezzle the working loans for other purposes, and shall provide timely, including but not limited to, pre-loan investigation, loan payment management, after-loan management and other relevant inspection of Party B according to Party B’s requirements:

13.3.1 Business license, organization code certificate, statutory representative’s identity certificate and necessary personal information, board members and principal officials, list of financial officials, business license and tax registration certificate of qualified annual inspection by tax department, copies of tax certificates and loan certificates (cards) of tax authorities shall be provided in accordance with Party B’s requirements;

13.3.2 All account-opening banks, accounts and deposits and loans;

13.3.3 Provide audited balance sheet, profit and loss statement, shareholder equity statement, sales, cash flow statement, financial statements and notes and explanations according to Party B’s requirements;

13.3.4 Production and operation plans, statistical statements;

13.3.5 All external guarantees (including any organization of Party B);

13.3.6 Information on all affiliated enterprises and their affiliations and related transactions that have occurred or are about to occur that account for more than 10% of their net assets and mutual guarantee among group customers;

13.3.7 The occurrence of litigation, arbitration, administrative punishment, debt disputes with others and the criminal filing, prosecution and punishment of management personnel;

13.3.8 Records and information on the use of loans under this contract.

13.4 The principal and interest of the loan shall be repaid as stipulated in this contract.

13.5 It shall notify Party B in writing 30 days in advance includes but not limited to foreign investment, substantial increase in debt financing, contracting, leasing, trusteeship, asset restructuring, debt restructuring, equity restricting, equity transfer, joint management, merger, division, joint venture (cooperation), reduction of registered capital or application for business rectification, application for dissolution (or cancellation), application for reorganization, reconciliation and bankruptcy and other business methods, own system, solvency and legal status change, and fulfill the obligation to pay off the debts under this contract with the written consent of Party B, or provide new guarantees approved in writing by Party B, otherwise, the above-mentioned activities shall not be carried out until all debts under this contract have been paid off.

13.6 Party B shall notify Party B in writing within three days including, but not limited to, the change of its own system and legal status, such as the announcement of closure, closure, dissolution, application for reorganization, bankruptcy, etc., and take effective measures to protect Party B’s creditor’s rights.

13.7 Party B shall notify Party B in writing within three days of any other situation which may endanger its normal operation or the safety of Party B's creditor's rights, and take effective measures to protect Party B’s creditor’s rights.

13.8 Party A shall notify Party B in writing within seven days after Party A changes its domicile, name, legal representative or other middle and senior management personnel.

13.9 Before repaying the principal and interest of Party B’s loan, Party A shall not sell specific assets, pay off other long-term debts in advance and provide additional debt guarantee for third parties without Party B’s consent.

13.10 Party A shall not sign a contract with any third party that is detrimental to Party B's rights and interests under this contract.

13.11 In the case of guarantee, the guarantor violates any obligation or declaration, guarantee and undertaking stipulated in the guarantee contract, or in case of loss of guarantee ability, Party A shall immediately provide new guarantee approved by Party B or pay off the loan hereunder in advance.

13.12 Party A shall sign and receive all kinds of notices sent by Party B or served by other means in time.

13.13 Party A shall strengthen environmental and social risk management and accept and cooperate with Party B or its accredited third party for supervision and inspection. If Party B requests, it shall timely submit environmental and social risk report to Party B.

Article XIV Party B’s Rights and Obligations

14.1 Party B shall have the right to request Party A to provide information relating to the loan under this contract.

14.2 Party B shall have the right to supervise and inspect the use of loans under this contract, and to know Party A’s business activities, financial situation, guarantee and disputes over creditor’s rights.

14.3 Party B shall have the right to require Party A to open settlement accounts in Party B’s designated institutions and to monitor such accounts in accordance with the relevant provisions of this contract.

14.4 Party B shall have the right to participate in Party A’s large-scale financing, asset sales, mergers, separation, joint-stock reform, bankruptcy liquidation and other activities without violating laws, regulations and regulatory provisions to safeguard its creditor’s rights.

14.5 In the process of loan payment, if Party A’s credit condition drops, the profitability of its main business is poor, the loan funds are not used according to the agreed purpose or the loan funds are not paid in accordance with the agreed way, Party B shall have the right to change the terms and methods of loan payment, or take measures such as stopping the issuance and payment of loan funds, announcing the immediate maturity of all loans issued and recovering the principal and interest of loans issued in advance.

14.6 If all the loan funds of Party A are withdrawn in advance before the maturity of the loan, Party B shall have the right to withdraw the loan in advance according to the withdrawal of funds of Party A.

14.7 Party B shall keep confidential the information provided by Party A and the information inquired by Party B. Party B shall have the right to retain and use the information provided by Party A and the information inquired by Party B within the time limit stipulated by laws, regulations, supervision regulations and authorities (Party B shall have the right to destroy the information beyond the time limit mentioned above); shall have the right to provide information in accordance with laws and regulations, regulatory provisions and compulsory orders of judicial organs; shall have the right to disclose the information to Party B’s agents and cooperative agencies for the purpose of fulfilling this agreement, and to obtain the confidentiality promises of the agents and cooperative agencies.

14.8 During the validity period of this contract, when Party B changes its residence, it shall issue a notice of change of address in time.

Article XV Responsibility for Breach of Contract

15.1 After the entry into force of this contract, both parties shall fulfill their obligations under this contract, any failure or incomplete performance of the obligations stipulated in this contract, or breach of the declarations, guarantees and commitments made by either party under this contract, constitutes a breach of contract and shall be liable for breach of contract.

15.2 For the reasons of Party A or the guarantor under this contract, Party A fails to complete the corresponding guaranty procedures in accordance with the contract, or Party A fails to go to Party B for withdrawal formalities in accordance with the time stipulated in this contract, and the loan issuance time exceeds 30 days (including statutory holidays and rest days), Party B shall have the right to cancel the contract and recover the payment in advance.

15.3 If Party A fails to repay the principal of the loan due (including early maturity) within the repayment period stipulated in this contract, it shall, from the date of expiration, charge a penalty interest rate of 50% at the interest rate stipulated in this contract, and collect the overdue interest; If Party A fails to pay the interest within the term of the loan, it shall collect and recover the interest according to the loan interest rate stipulated in this contract; interest that has not been paid after the expiration of the loan shall be recovered at the penalty interest rate stipulated in this paragraph.

15.4 If Party A fails to use the loan for the purpose specified in this contract, the principal and interest of the loan shall be increased by 50% as the penalty interest rate from the date of breach of contract, and the penalty interest and compound interest shall be calculated and collected.

15.5 If the loan under this contract is overdue or used for the purpose specified in the contract, the overdue interest, penalty interest and compound interest shall be charged monthly.

15.6 If Party A breaches the contract and causes Party B to realize its creditor’s rights through litigation, Party A shall bear the appraisal fee, appraisal fee, auction fee, litigation fee, arbitration fee, notarization fee, lawyer’s fee and other reasonable expenses for Party B to realize its creditor’s rights.

Article XVI Recover the Loan in Advance

In case of any of the following acts by Party A, Party B shall have the right to declare that all loans issued are due immediately, to recover the principal and interest of the loans issued in advance, and to stop extending loans, and to take corresponding measures in accordance with the law:

16.1 Party A fails to use the loan for the purpose specified in this contract or fails to pay the principal, interest and other payables in full and on time;

16.2 Party A fails to pay the loan capital in the agreed way;

16.3 Party A breaks through the agreed financial indicators;

16.4 Party A fails to disburse the loan capital in the agreed way;

16.5 Party A breaches the contract and evades Party B’s entrusted payment by the method of breaking up the whole into parts;

16.6 Party A provides Party B with false or concealed financial statements and other loan information or concealed important business financial facts;

16.7 Refusing to accept Party B’s supervision and inspection of its use of loans and related production, operation and financial activities;

16.8 Party A engages in equity investment with loans;

16.9 Party A engages in speculative business or other illegal and illegal transactions in securities, futures and real estate by using loans;

16.10 Party A arbitrages loans for borrowing and earning illegal income;

16.11 Party A defrauds loans by fraudulent means;

16.12 Using the false contract with the related party to pledge to Party B the creditor’s rights such as bills receivable and accounts receivable without actual trade background and to arbitrage the bank’s funds;

16.13 Those who intentionally evade bank creditor's rights through related party transactions;

16.14 Party A breaches any contract or agreement signed by Party A and others (including Party B of this contract) as a party, or any promise or guarantee made by Party A unilaterally, thus constituting a serious breach of contract for other debts;

16.15 Party A’s business method, system, solvency or legal status has changed, including but not limited to, foreign investment, substantial increase in debt financing, contracting, leasing, trusteeship, asset restructuring, debt restructuring, equity transfer, stock system reform, joint venture, merger, acquisition, division, compensatory transference of proprietary rights, joint venture (cooperation), reducing registered capital or applying for closure and rectification, applying for dissolution (or revocation), applying for reorganization, reconciliation and bankruptcy, etc., failing to obtain Party B’s written consent and fulfill the liability for liquidation of debts under this contract or to provide new guarantees approved by Party B;

16.16 The guarantee under this contract has changed to the detriment of Party B's creditor’s rights, including but not limited to collateral, collateral damage, loss, value reduction, or if the guarantor breaches any obligation established for him in the guarantee contract and Party A fails to provide additional guarantees as required by Party B;

16.17 If the guarantee contract or other means of guarantee are not in force, invalid or revoked, or if the guarantor loses part or all of the guaranty capacity or expressly expresses his non-performance of the guarantee obligation, if the guarantor breaches any obligation or undertaking stipulated in the guarantee contract or the contract signed with a third party, and Party A fails to provide additional guarantees as required by Party B;

16.18 The statements and warranties made by Party A are not true, accurate or have major concealment;

16.19 Where Party A expressly expresses or manifests in its own conduct that Party A does not perform its obligations under this Contract;

16.20 Party A breaches any other obligations and commitments stipulated in this contract, and Party B considers that it is sufficient to affect the realization of its creditor’s rights;

16.21 Party A’s description in the application for withdrawal and/or the attached application materials for withdrawal is untrue or Party A violates its commitments in the application for withdrawal;

16.22 Liability accidents, major environmental and social risks or events caused by Party A’s violation of food safety, production safety, environmental protection and other laws, regulations, regulatory provisions or industrial standards related to environmental and social risk management have or may affect the performance of its obligations hereunder;

16.23 The deterioration of Party A’s business and financial situation, the failure to pay the debts due, or the involvement of major economic lawsuits or arbitration and other legal disputes, has seriously affected and threatened the realization of Party B’s creditor’s rights;

16.24 Party A’s group customers’ overall credit, business and financial situation are in serious crisis, which poses a major threat to the safety of Party B’s loans;

16.25 Where Party A is suspended, dissolved, suspended, revoked or cancelled its business license, etc.;

16.26 Other situations may result in the threat or serious loss of the realization of Party B’s creditor’s rights under this contract.

Article XVII Effectiveness of Contract

This contract shall come into force on the date of signing by both parties.

Article XVIII Transfer and alteration of the Contract

18.1 Party A agrees that after the entry into force of this contract, Party B may transfer all or part of the creditor’s rights under this contract to a third party.

18.2 After the entry into force of this contract, if Party A transfers all or part of the debts under this contract to a third party, it shall submit to Party B in advance written documents or provide new guarantees after the Guarantor agrees to transfer, and with Party B’s written consent.

18.3 After the entry into force of this contract, neither Party A nor Party B shall alter it without authorization. In case of any change, both parties shall reach a written agreement on the change.

18.4 If Party A requests the extension of the loan under this contract, the extension agreement shall be signed after Party B’s examination and approval. If Party B does not agree to the extension, Party A shall still fulfill its repayment obligations as stipulated in this contract.

Article XIX Confidentiality

Either party A or B shall have the obligation to keep confidential the other party’s trade secrets, contract terms and other information related to interests obtained during the signing and performance of the contract; unless otherwise stipulated by laws, regulations and regulatory policies, such information shall not be disclosed or disclosed to any third party without the consent of the other party.

Article XX Governing Law and Settlement of Disputes

20.1 This contract shall be governed by the laws of the People’s Republic of China.

20.2 All disputes arising from this contract between Party A and Party B shall be settled through consultation; if consultation fails, the two sides choose to settle it in the following way:

☑ To bring a suit in the people’s court where Party B is located.

☒ To apply to no content here arbitration commission for arbitration.

Article XXI Notification and Delivery

During the term of validity of the contract, all documents sent by Party B to Party A according to Party A’s information contained in this contract shall be deemed to be served as the same when Party A's information, such as the name, legal representative, domicile and telephone number, changes occur and Party B has not been notified in writing.

Article XXII Appendix

22.1 If Party A and Party B have signed the Maximum Financing Contract which number is no content here, then this contract:

☒ It is the specific business contract under the Maximum Financing Contract.

☒ It is managed independently of the Maximum Financing Contract.

If the two parties have not explicitly agreed or agreed on the above matters, this contract will automatically become a specific business contract under the Maximum Financing Contract signed by both parties.

22.2 Party A authorizes Party B to provide information on this contract and other relevant information to the credit information base database of the People’s Bank of China or other credit databases established by law in accordance with the provisions of relevant laws and regulations or other normative documents or the requirements of the financial supervision machine, for inquiry and use by suitably qualified institutions or individuals, at the same time, Party B is authorized to inquire Party A’s relevant information through the People’s Bank of China’s Credit Information Base Database and other credit databases established according to law for the purpose of the conclusion and performance of this contract.

22.3 If one party of the contract proposes to amend the contract in order to comply with the changed laws, regulations, judicial interpretations and regulations, the other party shall cooperate. Otherwise, loans that have not been issued will cease to be issued.

22.4 Other matters agreed by both parties

No content here and the addition clause is invalid

.

22.5 When ☐ mode is adopted as option under this contract, please tick √in the ☐ to express the clause is applicable, tick × means that this clause does not apply.

22.6 This contract is made in two copies by Party A, two copies by Party B and one copy by the notary party, all of which shall have the same legal effect.

22.7 The relevant annexes under this contract are an integral part of this contract and have the same legal effect as this contract.

22.8 Party B has taken reasonable measures to draw Party A’s attention to the provisions of this contract exempting or limiting Party B’s responsibilities, and fully explain the relevant terms and conditions as required by Party A; there is no objection to the understanding of all the terms and conditions of this contract between Party A and Party B.

Appendix: Application for Withdrawal of Working Capital Loan

Signature page (No text on this page)

Party A:	(Seal): Xinjiang United Family Trading Co., Ltd.
Legal Representative:
(or Entrusted Agent)	(Signature): /s/ Baolin Wang (seal)

May 7, 2020

Party B:	(Seal): Urumqi Youhao Road Sub-Branch of Huaxia Bank Co., Ltd.
Legal Representative/Principal:
(or Entrusted Agent)	(Signature or seal): /s/ Li Meng (seal)

May 7, 2020